EXHIBIT 10.163

                           JOINT VENTURE AGREEMENT

      THIS AGREEMENT is made effective as of the 22 of February, 1996, between INTEC Engineering, Inc., a Texas corporation having its principal office at 15600 JFK Boulevard, Ninth Floor, Houston, Texas 77032 (hereinafter referred to as 'INTEC"), and Reading & Bates Development Co., a Delaware corporation having its principal office at 901 Threadneedle, Suite 200, Houston, Texas 77079 (hereinafter referred to as "RBDC")

      WHEREAS INTEC and RBDC wish to enter into a joint venture relationship (herein called "joint venture") for the purpose of developing certain business activities; and

      WHEREAS  the  parties  wish  to  set  out  the  terms,  conditions  and
provisions  pursuant  to  which  they  will  develop   the  various  business
activities of the joint venture;

      THEREFORE in consideration of the various covenants and agreements of the parties to and with each other set forth herein, INTEC and RBDC hereby agree as follows:

                                  ARTICLE 1
                                    SCOPE

1.01 The joint venture hereby formed is limited to the particular purpose of pursuing business opportunities with respect to obtaining and performing studies, engineering and project management services and contracts for the development of offshore reserves of oil, gas and other hydrocarbons, which reserves are conducive to development on a turnkey basis. Such business opportunities shall not, unless otherwise mutually agreed in writing, include business activities or projects related to offshore daywork contract drilling or integrated services, marine support vessels, aircraft, shorebase facilities, dredging, construction, pipelines, transportation or any other non-turnkey related activities or projects, nor shall such business opportunities include the participation of RBDC, or any of its affiliated companies, in the Green Canyon 254 Allegheny project or in the area of mutual interest related thereto. As regards shorebase facilities, pipelines and other facilities, however, the parties agree to discuss any potential activities or projects, from time to time, for the purpose of determining whether there is mutual interest in including the same within the scope of this joint venture.

1.02 Unless otherwise agreed in writing, the joint venture shall operate under the name of "Total Offshore Production Systems" and shall have its principal office at 901 Threadneedle, Suite 200, Houston, Texas 77079.

                                  ARTICLE 2
                                    TERM

2.01 The joint venture shall exist for a term of five (5) years from the date hereof, unless extended or sooner terminated by mutual agreement of the parties or in accordance with the provisions of this Article or
      Article 9 hereof.

2.02 The term of the joint venture shall be automatically terminated in the event of the bankruptcy or insolvency of either party.

2.03 The term of the joint venture shall be automatically extended for such period of time as may be required to perform or complete any projects or contracts entered into or undertaken by any business structure created pursuant to Section 3.02, prior to the expiration of the initial term.

                                  ARTICLE 3
                         RELATIONSHIP OF THE PARTIES

3.01 The duties, obligations and liabilities of the parties are intended to be separate, and not joint or collective. Each party shall be individually responsible for its share of the costs, expenses, obligations and liabilities of the joint venture or of any project as herein provided.

3.02 The parties shall cause to be created an appropriate and mutually agreed form of business structure or structures ("business structure") for the purpose of conducting the business activities developed by the joint venture and, if required and deemed necessary by the parties, shall create a separate business structure for each project developed by the joint venture, having regard to business considerations including tax, liability, regulatory requirements and other relevant considerations.

                                  ARTICLE 4
                                  INTERESTS

4.01 Each party shall have an ownership interest in the joint venture and all equipment, property, contracts, technology or other assets, tangible or intangible, of the joint venture in the percentage set opposite such party's name below:

                  INTEC       25%
                  RBDC        75%

4.02 It is the understanding and intention of the parties that their participation in individual business structures may, on occasion, be on a basis other than as set forth in Section 4.01 above. On a project by project basis, prior to submission of any bid or proposal, each party shall notify the other of the extent to which it desires to participate therein, and the parties shall then mutually agree as to the extent to which each of them shall participate, and the basis upon which the parties shall incur and recover their respective costs, expenses, obligations and liabilities in connection therewith.

4.03 Each party shall first offer any and all projects within the scope of this joint venture to the other party for participation. In the event that a party elects not to participate in a project, it shall notify the other party accordingly, and the other party shall be at liberty to proceed with the project with or without participation therein by third parties, at the sole discretion of such other party.

4.04 A party who elects not to participate in a project shall not compete with the other party with respect to such project or any aspect thereof.

4.05  The parties  agree  that, notwithstanding  anything contained  in  this
      Article 4, or elsewhere herein, no provision of this Agreement nor any act or omission of either party shall operate to preclude the other party from employing or operating its equipment, or that of any of its affiliates, owned on the date of this Agreement (or hereafter) where it would otherwise have the opportunity to do so.

4.06 INTEC acknowledges the desire of RBDC to maximize the utilization of its drilling units and the drilling units owned or operated by its affiliated companies, and where a project involves the potential for utilization of an RBDC or affiliated company's drilling unit, such drilling unit owner/operator will be given preference, subject to being competitive in price and terms. RBDC acknowledges the desire of INTEC to maximize the use of INTEC's engineering resources in projects under consideration and, where a project involves the potential for utilization of INTEC's engineering resources, such resources will be given preference, subject to being competitive in price and terms.

4.07 It is agreed by the parties that, on a project by project basis, the share of the total financial return (including profit, return on investment in previously owned equipment, financial support, and compensation for expertise), if any, that each party will or may derive from such project shall be directly related to the contribution of such party to that particular project.

                                   ARTICLE 5
                     FINANCING OF BUSINESS STRUCTURES

5.01 The parties agree that the acquisition of assets by any business structure will be financed by:

      (i)         income from business activities and projects;
      (ii) third party or project financing to the extent possible secured by the value ofcontracts, joint venture assets, and/or loans, guarantees or other credit facilities provided by INTEC and RBDC, as required and mutually agreed by the parties; and
      (iii) capital contributions as required and mutually agreed by the parties, subject to Section 5.02 below.

5.02 It is agreed by the parties that their contributions to any business structure for the purposes of creating equity and/or securing third party or project financing, and for the purpose of completing projects undertaken by that business structure, may include, but shall not be limited to the following:

- drilling or other equipment which may be sold, chartered, or otherwise transferred or made available to the business structure;
-     marine technology;
-     subsea production and transportation technology;
-     operating expertise;
- cash, debt guarantees or other credit facilities as may be required and mutually agreed.

5.03 The parties shall provide operational and technical support and shall provide bidding and contracting expertise to the joint venture. Each such party shall bear its own costs with respect to bidding and contracting activities of the joint venture.

5.04 The parties agree that they shall provide offshore development expertise, floating production technology, materials, equipment and experienced personnel for the purpose of the joint venture's business activities.

5.05 The assets of any business structure shall be available for project funding requirements, and security for financing undertaken by such business structure.

5.06 Funds required by the joint venture or any business structure for its business activities shall be supplied or made available by the parties as may be mutually agreed from time to time.

                                  ARTICLE 6
                                 MANAGEMENT

6.01  The business activities of  the joint venture  shall be determined  and controlled by a Management Committee which shall consist of four (4) members selected as herein provided.

6.02 INTEC shall be entitled to appoint one (1) member, and RBDC shall be entitled to appoint three (3) members, to the Management Committee, from time to time. In addition, each party shall be entitled to appoint one (1) or more alternate members to its representative(s) on the Management Committee, and shall notify the other party of such alternate or alternates so appointed.

6.03 Except as may be provided elsewhere in this Agreement, a majority vote of the members of the Management Committee shall be required on all matters, including but not necessarily limited to the following:

- all matters pertaining to third party or project financing, including debt guarantees;
- valuation of non-dollar contributions to any business structure by the parties. bid preparation and submission with respect to any project; and
- basis of charges to and by any business structure for equipment and manpower.

      The appointment or removal of the general manager or the financial manager of the joint venture and the appointment or removal of project manager(s) shall be by unanimous vote of the Management Committee.

6.04 The general manager of the joint venture, appointed by the Management Committee, shall initially be Curtis Burton, a RBDC nominee, and shall have responsibility for management of the joint venture's day-to-day activities and business development. The general manager shall report and be accountable to, but shall not be a member of, the Management Committee.

6.05 The financial manager of the joint venture, appointed by the Management Committee, shall initially be an RBDC nominee, and shall have responsibility for management of project finance, treasury and accounting activities of the joint venture. The financial manager shall report and be accountable to, but shall not be a member of, the Management Committee.

6.06 If the parties elect to incorporate the joint venture into a corporate entity (including a corporation or limited liability company), the essential economic interests of the parties hereunder shall be preserved, to the extent reasonably possible. In the event such corporate entity is formed, it is intended that the general manager of the joint venture shall become the president of the new entity and the financial manager of the joint venture shall become the treasurer of the new entity.

6.07 The joint venture shall reimburse RBDC for all wages, salary, bonus, benefits, travel and transportation costs and other employment costs incurred by RBDC with respect to the general manager, and the services of the general manager shall be dedicated to conducting the business of the joint venture as its general manager. Unless otherwise determined by the Management Committee, the financial manager shall contribute his or her time to the joint venture at no cost.

6.08 The Management Committee shall select and appoint a project manager for each project undertaken by the joint venture, based solely on experience and qualifications. The project manager shall report and be responsible to the general manager.

6.09 The Management Committee shall, from time to time as determined by them, cause budgets and/or forecasts of expenditures to be prepared, revised as required, and approved for each project bid or undertaken by any business structure. All expenditures shall be made on an approved budget and/or A.F.E. basis.

                                  ARTICLE 7
                         BASIS OF CHARGES/VALUATION

7.01 The basis upon which equipment, manpower, proprietary information or other services, technology or assets shall be evaluated and contributed and/or charged to any business structure shall be determined by the Management Committee.

7.02 Equipment owned by either party may be made available to any business structure at rates such that the business structure will make a reasonable profit thereon.

7.03 Other considerations being equal, equipment, services and resources of the parties or their affiliates shall have priority in the business activities of the joint venture.

7.04 Equipment or other assets committed to any business structure by a party may not be withdrawn for any reason for the duration of the relevant project contract, unless otherwise mutually agreed.

7.05 The basis upon which assets of any business structure or equipment, manpower, proprietary information, or other services, technology or assets shall be charged to third parties for whom projects are being conducted by any business structure, shall be determined by the Management Committee.

                                  ARTICLE 8
                          DISPOSITION OF INTERESTS

8.01 Neither party (for purposes of this Article 8, the "disposing party') shall dispose of, sell, assign or otherwise transfer all or any portion of its interest in this Agreement or any assets acquired by any business structure to any third party (other than to affiliates as provided herein) unless and until the disposing party first offers such interest to the other party (for purposes of this Article 8, the 'receiving party") in writing on the same terms and conditions (and encloses with such offer a copy of the offer received from such party) in all material respects, and the receiving party either accepts such offer or waives same in writing. If the receiving party does not accept such offer or waive same in writing within 30 days following receipt of the offer, the receiving party will be deemed to have waived same in writing, and the offering party shall be free to sell, assign or otherwise transfer such interest to the third party on the terms contained in such offer (as provided to the receiving party).

8.02  A party hereto  may dispose of  an interest hereunder  as described  in
      Section 8.01 above to an affiliate, PROVIDED that the written consent of the other party hereto is first obtained, such consent not to be unreasonably withheld, and PROVIDED FURTHER that the transferring
      party  shall  guarantee  performance  hereunder  by  the   assignee  or
      transferee and such assignee or transferee executes an addendum agreement hereto whereby such assignee or transferee agrees to be bound by all the terms and provisions hereof.

8.03 For the purposes of this Agreement, "affiliate" shall mean any corporation which controls or is controlled by, whether directly or indirectly, either party hereto.

                                  ARTICLE 9
                              EARLY TERMINATION

9.01 In the event the Management Committee has been unable for a period of thirty consecutive months or more during the term of this Agreement to agree to pursue any business opportunities (including, without limitation, the failure to agree to submit a proposal to a prospective client) that otherwise would have been available to the joint venture or any business structure due to apparent irreconcilable differences between the parties, either party may give written notice of its intention to terminate this Agreement to the other.

9.02 In the event either party gives notice as provided in Section 9.01, the parties agree to meet within thirty (30) days thereafter and exert all reasonable efforts to resolve the differences.

9.03 If the parties are not able to resolve the differences within six (6) months following the giving of notice under Section 9.01, either party may terminate this Agreement by written notice to the other, subject to the performance or completion of any projects or contracts entered into or undertaken by any business structure prior to such termination.
                                 ARTICLE 10
                                   DEFAULT

10.01 In the event that either party fails, for any reason within its reasonable control, to meet any of its obligations under this Agreement or in connection with any business structure or project, the other party may give written notice to the defaulting party of such default.

l0.02 If the  defaulting party does  not cure any such  default within thirty
      (30) days following the giving of notice as provided in Section 10.01, then, until such default is cured, the other party shall have the following rights:

      (a) to name all members of the Management Committee for the purpose of voting concerning the performance or completion of any projects or contracts entered into or undertaken by any business structure with respect to which the defaulting party is in default.
      (b) to cure any such default insofar as clients or persons dealing with the joint venture or any business structure are concerned, without prejudice to its rights against the defaulting party for full indemnification therefrom (including interest at a rate equal to one (1%) percent above the prime rate in effect from time to time during the duration of such default as quoted by The Texas Commerce Bank, N.A., Houston).
      (c) to recover any and all monies (including interest as provided above) out of the defaulting party's share of profits from any project or business structure, whether related to the default or otherwise.

10.03 In the event any such default is not cured within ninety (90) days (or such other time as may be allowed by the non-defaulting party in its sole discretion) following the giving of notice as provided in Section 10.01, the non-defaulting party shall have the right to terminate this Agreement, without prejudice to its rights against the defaulting party under this Agreement or otherwise at law.

                                 ARTICLE 11
                               CONFIDENTIALITY

11.01 Neither party shall be entitled to use, publish or disclose to any third party, other than affiliates, any information obtained from the other party, from the joint venture or any business structure, or generated by or within the joint venture, or any business structure or any project, without the prior written consent of the other party.

11.02 The parties respectively undertake that their executives and other personnel, and those of their affiliates, shall observe the confidentiality provision set forth herein. The parties shall, when appropriate, cause their respective executives and other personnel to execute and deliver secrecy agreements to ensure compliance with the confidentiality obligation contained herein.

11.03 This obligation and restriction shall survive the termination of this Agreement.

                                 ARTICLE 12
               TRANSFER OF TECHNOLOGY/PROPRIETARY INFORMATION

12.01 Technology and/or proprietary information owned by a party shall remain the sole and exclusive property of such party unless sold or otherwise transferred for consideration to any business structure.

12.02 Technology   and/or  proprietary  information  owned  by  any  business structure shall not, unless mutually agreed by the parties, be sold or transferred to any third party.

12.03 Technology and/or proprietary information owned by the parties shall, to the extent possible, be utilized in the best interests of the joint venture.

12.04 Upon request by either party, the other party shall execute and deliver a secrecy agreement restricting the release of technology and/or proprietary information between themselves and/or third parties in connection with the business activities of the joint venture.

12.05 This obligation shall survive the termination of this Agreement.

                                 ARTICLE 13
                           BOOKS AND RECORDS/AUDIT

13.01 The Management Committee shall cause proper books and records to be kept pertaining to all aspects of the business activities of the joint venture. The same shall be kept and maintained at a place or places to be designated by the Management Committee and shall be available to either party hereto at all reasonable times for the purposes of examination, review and audit.

13.02 The Management Committee shall supervise the preparation of Federal income tax information returns which the joint venture may be required to file, and shall timely provide sufficient tax information to each party.

                                 ARTICLE 14
                                 ARBITRATION

14.01 ALL DISPUTES ARISING HEREUNDER SHALL BE FINALLY SETTLED BY ARBITRATION UNDER THE RULES OF THE SOCIETY OF MARINE ARBITRATORS BY ONE OR MORE ARBITRATORS APPOINTED IN ACCORDANCE WITH SAID RULES. THE ARBITRATION WELL TAKE PLACE IN HOUSTON, TEXAS, UNLESS THE PARTIES OTHERWISE AGREE IN WRITING. THE AWARD OF SUCH ARBITRATION SHALL BE BINDING UPON THE PARTIES, WITHOUT APPEAL, WITH RESPECT TO THE DISPUTES SO SUBMITTED AND THE COSTS OF SUCH ARBITRATION INCLUDING REASONABLE LEGAL FEES AND EXPENSES.

                                 ARTICLE 15
                                  INSURANCE
15.01 The Management Committee shall, from time to time, take out or cause to be taken out on behalf of the joint venture or any business structure, insurance with limits and coverage acceptable to the Management Committee, covering the business activities, projects, contracts, equipment, personnel, or other assets or liabilities of the joint venture or any business structure, including, without limitation, protection against third party liability relating thereto.

                                 ARTICLE 16
                              ENTIRE AGREEMENT

16.01 This Agreement supersedes all prior correspondence, communications, agreements and understandings between the parties respecting the subject matter hereof.

16.02 No amendments, supplements or modifications to this Agreement shall be effective unless in writing and duly executed by both parties hereto.

16.03 INTEC and RBDC agree that each of them shall ensure that the joint venture and all business structures perform and comply with the terms, conditions and intent of this Agreement.

16.04 This Agreement shall be binding upon the parties hereto and their respective successors and permitted assigns.

16.05 This Agreement shall be governed by and construed in accordance with the substantive laws of the state of Texas.

                                 ARTICLE 17
                                   NOTICES

17.01 All correspondence, notices, demands or other communications which under the terms of this Agreement are required to be served or delivered shall be in writing and may be served or delivered personally or by facsimile addressed to the parties as follows:

           INTEC Engineering, Inc.
           1600 JFK Boulevard, Ninth Floor
           Houston, Texas 77032

           Attention: Mr. J. Gillespie, Senior Vice President
           Facsimile No. (713)987-3838

           Reading & Bates Development Co.
           901 Threadneedle, Suite 200
           Houston, Texas, 77079

           Attention: D. C. Toalson, President
           Facsimile No. (713) 496-0285

17.02 Either party may change its address above by notice to the other party.

IN WITNESS WHEREOF each party has executed this Agreement as of the day and year first above written.

                  INTEC ENGINEERING, INC.


                  By:

                  Its:

                  READING & BATES DEVELOPMENT Co.

                  By:

                  Its:
June 1, 1996






Reference is made to the Joint Venture Agreement dated February 22, 1996 between INTEC Engineering, Inc., and Reading & Bates Development Co. which established a joint venture under the name of "Total Offshore Production Systems".

The subject agreement is amended to include the attached "EXHIBIT A", TAX PARTNERSHIP PROVISIONS, retroactive to the original Agreement date of February 22, 1996.

IN WITNESS WHEREOF, the parties hereto have caused this "EXHIBIT A" to be approved and accepted as part of the original Joint Venture Agreement by their duly authorized representatives in Houston. Texas effective on the date first set out above.


                              INTEC ENGINEERING, INC.

                              By:

                              Its:


                              READING & BATES DEVELOPMENT CO.

                              By:

                              Its:


                                 EXHIBIT "A"

Attached to and made a part of that certain Joint Venture Agreement dated as of the 22nd day of February 1996, between Reading & Bates Development Co. and INTEC Engineering, Inc.

                         TAX PARTNERSHIP PROVISIONS

1.    Name.   The  following name shall  be applied  to this  arrangement for purposes of filing of income tax information returns: Total Offshore Production Services.

2.    Definition.  The following definitions shall apply to this Exhibit:

      a)   Agreement.   The Joint Venture Agreement to which this Exhibit is
           attached.
      b)   Code. The Internal Revenue Code of 1986,  as amended from time to time.
      c) Joint Operations. All activities of the Venturers conducted pursuant to the Agreement.

3. Contract Provisions. This Exhibit shall supersede contrary provisions of the Agreement.

4. Relationship of the Parties. The rights, duties, obligations, and liabilities of the parties hereunder shall be several and not joint or collective. Each party hereto shall be responsible only for its obligations as set out in the Agreement and shall be liable only for its share of the cost and expense of the Joint Operations. The parties recognize the Joint Operations will be considered a partnership for income tax purposes.

5. Subchapter K to Apply . Each party now having or hereafter acquiring an interest under the Agreement agrees not to elect for the Joint Operations of the parties to be excluded from the application of Subchapter K of Chapter 1 of Subtitle A of the Code, and all amendments thereto or similar provisions of any applicable state laws.

6. Partnership Returns. Reading & Bates Development Co. shall prepare and file the partnership tax returns and make the partnership income tax elections in such returns. The parties agree to furnish Reading & Bates Development Co. the information necessary for the proper preparation of these returns. In preparing such returns, Reading & Bates Development Co. shall use its best efforts, but shall incur no liability to the parties with regard to such returns.

7. Tax Matters Return, Reading & Bates Development Co. shall be treated as the Tax Matters Partner for purposes of Section 6231 (a) (7) of the Code. Reading & Bates Development Co. shall promptly inform other parties of all matters coming to its attention in its capacity as Tax Matters Partner and shall not take any action permitted by Sections 6222 through 6232 of the Code without first giving notice thereof to all other parties.

8. Allocation of Income, Deductions and Credits - The parties agree that for income tax purposes all terms of income, gain, deduction, loss and credits shall be allocated among the parties as follows:

      a) Gross income from the Joint Operations of the Joint venture shall be allocated among the parties in the ratio in which they share in the proceeds as provided in the Agreement.

      b) Deductions for intangible drilling and development costs, if any, shall be allocated among the parties in the ratio in which they have contributed to such costs.
      c) Deductions for costs of the Joint Operations shall be allocated among the parties in the ratio in which they have contributed to such costs.
      d) Depreciation on equipment (and investment tax credit, if applicable, on equipment) shall be allocated among the parties in the ratio in which they have contributed to the adjusted basis of such equipment.
      e) Deductions related to any item of cost in excess of thecontributions made by the parties toward the payment of such cost shall be allocated in the ratio of the obligations of the parties to pay the remaining cost of such item.
      f) Gains from each sale or other disposition of property shall be allocated to each party whose share of the proceeds from such sale or other disposition exceeds its contribution to the adjusted basis of the property (as adjusted for the party's share of depreciation, depletion, amortization or other adjustments to basis) in the proportion that such excess bears to the sum of the excesses of all parties having such an excess.
      g) Losses from each sale, abandonment or other disposition of property shall be allocated to each party whose contribution to the adjusted basis of the property (as adjusted for the party's share of depreciation, depletion, amortization or other adjustments to basis) exceeds its share of the proceeds from such sale, abandonment or other disposition in the proportion that such excess bears to the sum of the excesses of all parties having such an excess.
      h) Within the limits of the overall allocation of gain or proceeds hereunder, gain treated as ordinary income by reason of Sections 1245, 1250, or 1254 of the Code, shall be allocated to the parties in the ratio in which the deductions resulting in such ordinary income were previously allocated to them.
      i) Each other item of income, gain, loss, deduction or credit shall be allocated to each party on the basis of and in accordance with its interest in or its contribution to such item.

9. Allocation in Event of Transfer. Should there be a transfer of an interest covered by the Agreement, income, and deductions shall be allocated between the transferor and transferee based upon the actual income and deductions before and after the date of transfer unless the transferor, transferee, and the non-transferring joint venture party agree to an allocation in a pro rata manner for the taxable year.

10.    Maintenance

      a) A Capital Account shall be established for each party hereto which shall be credited with the amount of cash and the fair market value of property contributed to the Joint Operations by such party (net of liabilities assumed by the parties and liabilities to which such contributed property is subject), such party's distributive share of income (including income exempt from tax) and gain (or item thereof), and which shall be charged with the cash and the fair market value of property distributed to such party (net of liabilities assume by such party and liabilities to which such distributed property is subject), such party's distributive share of loss and deduction (or item thereof), and such party's distributive share of expenditures which are neither deducible nor chargeable to capital, all as determined for Federal income tax purposes pursuant to the allocation provisions of this Exhibit and consistently with the requirements of regulations under Section 704(b) of the Code.
      b) Contributed Properties. Depreciation, depletion and gain or loss with respect to assets contributed to the Joint operations shall be based upon the fair market values at the time of contribution and shall be allocated to the Capital Accounts in accordance with each party's share of such values and interest in the proceeds thereof even though such items as determined for income tax purposes are allocated differently so as to eliminate, to the extent possible, the disparity between the adjusted basis and the fair market value.
      c) Distribution in Kind. Immediately prior to any distribution of assets in kind the Capital Accounts shall be adjusted for the gain or loss which would be allocable to each party upon a disposition of such assets for fair market value.
      d) Fair Market Value. Fair market value for purposes of adjustments to Capital Accounts shall be reasonably determined by Reading & Bates Development Co. Reading & Bates Development Co. shall be entitled to base such value on the price paid for a contemporaneous transfer of an interest in the property. Reading & Bates Development Co. shall be entitled to value equipment in accordance with the accounting procedures as provided in the Agreement. Reading & Bates Development Co.'s determination of fair market value shall be conclusively binding as among the parties.
      e) Deemed Termination. Upon a deemed termination and reformation of the Joint Operations as a partnership for Federal income tax purposes under Section 708 (b) (1) (13) of the Code, the Capital Accounts for each party shall be adjusted for each party's share of the gain that would result if all assets were sold for fair market value. Any party having a deficit balance shall satisfy such deficit by contribution of cash on or before the later of the end of the taxable year of the Joint Operations in which the deemed termination occurs or 90 days after the deemed termination, such payment to be credited to the account of the party under the Agreement as an advance payment of costs. All assets, subject to liabilities ' shall be deemed to have been distributed to the parties in the ratio of positive Capital Accounts and recontributed to the continuing Joint operations under all terms of the Agreement, which shall continue in effect without modification. New Capital Accounts shall then be established for the parties and their successors based upon the fair market value of the assets deemed recontributed to the continuing Joint operations.

      11. Sharing of Proceeds. Proceeds from disposition of properties and equipment (including simulated proceeds from a deemed disposition) shall be shared in the ratio in which the cost of such properties and equipment was charged up to the amount deemed undepreciated and undepleted cost as determined for purposes of the Capital Accounts and any excess (along with the related proceeds from any disposition of properties and equipment) shall be shared in the ratio in which joint venture revenues are shared.

      12. Adjustments upon Termination. Upon an actual termination of the Agreement or upon the effectiveness of an election for the Joint Operations to be excluded from Subchapter K of Chapter I of the Code (permitted only with the consent of all parries) :

           a) The Capital Accounts shall be adjusted for the gain or loss which would be allocable to each party from a sale of all assets at fair market value, determined in the same manner as provided in the provisions hereof relating to Capital Accounts;
           b) Any party having a deficit balance Capital Account shall satisfy such deficit by contribution of cash for distribution to the other parties on or before the later of the end of the taxable year of the Joint operations or 90 days after termination;
           c) If the credit balances of all Capital Accounts are in the same ratio as the ratio in which assets of the Joint Operations are then owned, no adjustment in ownership shall be required:
           d) otherwise, if (c) does not apply, each party whose Capital Account balance is less than the fair market value of this ownership interest in assets of the Joint Operations, after giving effect to (a) if applicable, shall (i) contribute cash to the Joint Operations for distribution to other parties in an amount sufficient to eliminate such deficiency, (ii) assign to other parties particular assets of the Joint Operations otherwise owned by such party having a fair market value sufficient to eliminate such deficiency, of (iii) assign to other parties an undivided portion of all assets of the Joint Operations otherwise owned by such party having a fair market value sufficient to eliminate such deficiency;
           e) If (d) applies and a party with a deficiency has not made payment or assignments under (i) or (ii) within 60 days after notice of such deficiency by Reading & Bates Development Co., option (iii) shall apply; and
           f) All assignments made or required under this paragraph shall be in recordable form by special warranty, free of all liability, claims and encumbrances created by the assigning party.